STATE OF TEXAS

                            ARTICLES OF INCORPORATION

                                       OF

                       INTERACTIVE (TX) VOICE MEDIA CORP.

     I, the undersigned, being a natural person of more than eighteen (18) years of age and in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Business Corporation Act of the State of Texas, do hereby certify as follows:

     FIRST: The name of the corporation is INTERACTIVE (TX) VOICE MEDIA, CORP. (the "Corporation").

     SECOND: The period of the corporation is perpetual.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of the State of Texas.

     FOURTH: The total number of shares which the Corporation is authorized to issue is 1000 shares, No Par Value, itemized as follows:

                   SERIES       NUMBER OF
     CLASS        (IF ANY)      SHARES            PAR VALUE/SHARE

     Common                     1000              No Par Value

     FIFTH: The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least one thousand dollars ($1000.00), consisting of money, labor done or property actually received.

     SIXTH: Shareholders of the Corporation shall have no preemptive right to acquire additional, unissued, or treasury shares of the Corporation.

     SEVENTH: The street address of the initial registered office of the Corporation in the State of Texas is 400 North St. Paul, Dallas, Texas, 75201. The name of its initial registered agent at such address is The Prentice-Hall Corporation System, Inc.

     EIGHTH: The number of directors constituting the initial Board of Directors of the Corporation is one (1) and the name and address of the person who is to serve as



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the director until the first annual meeting of the shareholders, or until his successor is duly elected and qualified, are:

         David Chamandy
         181 Carlaw Avenue, Suite 310
         Toronto, Ontario, Canada M4M 2S1

     NINTH: The name and mailing address of the incorporator is as follows:

                  Candace Lynn Bell
                  c/o Kavinoky & Cook
                  120 Delaware Avenue
                  Buffalo, New York  14202

     IN WITNESS WHEREOF, I have hereunto signed these Articles of Incorporation this 26th day of April, 1995 under penalties of perjury.



                                                 /s/ Candace Lynn Bell
                                                 -------------------------------
                                                 Candace Lynn Bell, Incorporator